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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report:

                        (Date of earliest event reported)

                                  MARCH 8, 2007

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                                   MPLC, INC.
               (Exact name of registrant as specified in charter)

                                    DELAWARE
         (State or other Jurisdiction of Incorporation or Organization)


          DELAWARE                     34-51353                  06-1390025
(STATE OR OTHER JURISDICTION    (COMMISSION FILE NUMBER)       (IRS EMPLOYER
     OF INCORPORATION)                                       IDENTIFICATION NO.)

                         42 CORPORATION PARK, SUITE 250
                            IRVINE, CALIFORNIA 92606
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES AND ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (949) 777-3700



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN  OFFICERS;  ELECTION OF  DIRECTORS;
APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

OPTION GRANT TO BURTON KATZ

         On February 16, 2007, Burton Katz, the Chief Executive Officer of MPLC, Inc. (the "Company"), was granted an option to purchase 24,375,000 shares of common stock of the Company. Following the filing and acceptance of an amendment to the Company's Certificate of Incorporation effecting a 1-for-300 reverse stock split of the Company's common stock (the "Reverse Split"), the options will be exercisable for 81,250 shares of common stock on a post-Reverse Split basis at an exercise price of $6.00 per share. Thirty three and one-third percent (33.3%) of the shares subject to the option vest on February 16, 2008, and the remaining sixty six and seven-tenths percent (66.7%) of the shares subject to the option vest monthly in equal installments over the next twenty-four (24) months thereafter.

EMPLOYMENT AGREEMENT OF SCOTT WALKER

         Scott Walker, the Company's Chief Marketing Officer, and New Motion, Inc., a wholly owned subsidiary of the Company, were party to an employment agreement dated October 1, 2005 (the "Old Employment Agreement"). On March 8, 2007, New Motion, Inc. and Mr. Walker agreed to terminate the Old Employment Agreement and on the same date, the Company and Mr. Walker agreed to enter into a new employment agreement (the "New Employment Agreement"). Mr. Walker's New Employment Agreement terminates on June 1, 2008. Pursuant to the terms of the New Employment Agreement, in the current year, Mr. Walker will receive a base salary of $225,000, which will increase to $250,000 on June 1, 2007. Mr. Walker's New Employment Agreement also provides that Mr. Walker will be eligible to participate in the Company's Management Incentive Program, pursuant to which the Company will set aside in a fund each fiscal year for payment to Mr. Walker and other members of management an amount based upon the Company's earnings before interest and taxes (EBIT) for such fiscal year. The portion of the fund payable to Mr. Walker will be determined in the sole discretion of the Company's Board of Directors. Mr. Walker is also entitled to receive an option to purchase 37,500 shares of the Company's common stock on a post-Reverse Split basis at an exercise price per share of $6.60, however, all options to purchase equity securities of New Motion, Inc. which were previously granted to Mr. Walker (options to purchase 581,096 shares of common stock on a post-Reverse Split basis) were cancelled pursuant to the terms of the New Employment Agreement. Mr. Walker is also entitled to reimbursement for costs associated with the lease or purchase, maintenance and insurance of an automobile in an amount of up to $1,200 per month, and reimbursement of an additional amount of up to $300 per month for costs associated with use of cellular equipment and mobile communication service or subscription fees. Upon the termination of Mr. Walker's employment with the Company without cause, Mr. Walker is entitled to receive the base salary and the bonus that would have been paid to Mr. Walker from the date of termination of his service through the expiration of the initial term of his New Employment Agreement. After the expiration of his New Employment Agreement, upon the termination of Mr. Walker's employment with the Company without cause, Mr. Walker is entitled to receive one month's pay at Mr. Walker's then current base salary. Mr. Walker's New Employment Agreement also provides for the arbitration of disputes. Mr. Walker is also party to a lock-up agreement with the Company whereby he agrees not to sell or otherwise transfer any shares of common stock of the Company which he now owns or later acquires until February 28, 2009.


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         The  description  of Mr.  Walker's New Employment  Agreement  contained herein does not purport to be complete and is qualified in its entirety by reference to the agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial statements of business acquired. N/A

         (b)      Pro forma financial information. N/A

         (c)      Shell company transactions. N/A

         (d)      Exhibits.

                  10.1 Employment Agreement dated March 8, 2007, by and between MPLC, Inc. and Scott Walker.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   MPLC, INC.


Date:  March 14, 2007              By:    /s/ Allan Legator
                                          --------------------------------------
                                          Allan Legator, Chief Financial Officer


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                                  EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION OF EXHIBIT
-------           ----------------------

10.1 Employment Agreement dated March 8, 2007, by and between MPLC, Inc. and Scott Walker.


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